PATENT LICENSE AGREEMENT


         THIS AGREEMENT, made effective on March 26, 2001, by and between UT-BATTELLE, LLC, (hereinafter "UT-BATTELLE"), a corporation organized and existing under the laws of the State of Tennessee and having a place of business at Post Office Box 2009, Oak Ridge, Tennessee 37831-6499, and Micro Sensor Technologies, Inc. (hereinafter "Licensee"), a corporation organized and existing under the laws of the State of Florida and whose address for notices is 202 South Wheeler Street, Plant City, Florida 33566
                                 W I T N E S S :
         A. UT-BATTELLE, pursuant to Contract No. DE-AC05-00OR22725 (hereinafter "Prime Contract") with the United States Government, as represented by the Department of Energy (hereinafter "DOE") has developed and/or obtained certain Proprietary Rights relating to Products and Processes, subject to a nonexclusive, nontransferable, irrevocable, paid-up license reserved by the DOE for the United States Government (hereinafter Federal government) and certain march-in rights and any other conditions of waivers granted by the DOE; and

         B. Licensee desires to obtain commercial rights under UT-BATTELLE's Proprietary Rights.

         THEREFORE, in consideration of the foregoing premises, covenants, and agreements contained herein, the parties hereto agree to be bound as follows:

 1.      Definitions

1.1 "Proprietary Rights" shall mean the patent applications and unexpired patents listed in Exhibit A attached hereto and hereby incorporated into this Agreement by reference and all the patents issuing from such patent applications including all continuations, continuations-in-part, divisions, reissues, reexaminations and temporal extensions of any of the foregoing.

1.2 "Products and Processes" shall mean any and all Processes used and/or

Products manufactured, used, sold, imported, or transferred by Licensee or "Sublicensee(s)," as defined below covered by one or more claims of the Proprietary Rights licensed hereunder.

1.3 "Net Sales" shall mean the total amounts invoiced to purchasers during the accounting period in question for Products sold by Licensee less allowances for returns and exchange of Products, insurance, government charges, discounts, rebates, commissions, freight, postage, transportation, and taxes on Products and Processes. Net Sales in the case of Products used or transferred shall mean the fair market value of Products as if they were sold to an unrelated third party in similar quantities.

1.4 "Subsidiary" shall mean a corporation, company, or other entity: (1) more than fifty percent (50%) of whose outstanding shares, membership interests, or securities (any of which of the foregoing representing the right to vote for the election of directors or other managing authority), are now or hereafter, owned or controlled, directly or indirectly, by a party hereto, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists; or (ii) which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, but more than fifty percent (50%) of the ownership interest representing the right to make the decisions for such corporation, company or other entity is, now or hereafter, owned or controlled, directly or indirectly, by a party hereto, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.

1.5 "Sublicensee" shall mean third parties to whom Licensee has granted a sublicense.

1.6 "Sublicensing Revenue" shall mean the amount actually paid to Licensee by a Sublicensee for the manufacture, use or sale of Products, including any license fees, royalties and milestone payments or other consideration.

 2.      Grants

2.1 Sole Commercial. Subject to the terms and conditions of this Agreement, UT-BATTELLE hereby grants to Licensee the sole commercial right and license to use, sell or offer for sale the Process or to manufacture, use, sell or offer for sale, or to have manufactured or distributed for Licensee, the Products in the field of use of:
         Detection of unexploded ordnance including bombs, grenades, shells, rockets and other explosive devices either placed as mines or fallen as projectiles whether buried or camouflaged. This field of use shall not include explosives detection for security applications (for example, airport security).
This grant includes right to grant sublicenses to others within the same scope and breadth of Licensee's grant. Licensee agrees to provide UT-BATTELLE a copy of each sublicense for UT-BATTELLE's review and approval prior to the execution thereof. Such review and approval shall not be unreasonably withheld or delayed.

2.2 UT-BATTELLE hereby agrees not to grant to any other party the right and license to Proprietary Rights in accordance with the grant of the sole commercial right and license for the specified field of use hereinabove in
Section 2.1., as long as Licensee abides by the terms and conditions of this Agreement, unless required to so grant such right and license in accordance with Federal Statutory or Regulatory enactments conditioning the waiver of rights to UT-BATTELLE by the DOE, particularly as set forth in 41 CFR 9-9.109-(6)i; 10 CFR
Part 781; or 37 CFR Part 404.

2.3 Non-exclusive. Subject to the terms and conditions of this Agreement, UT-BATTELLE hereby grants to Licensee the non-exclusive right and license to use, sell or offer for sale the Processes or to manufacture, use, sell or offer for sale, or to have manufactured or distributed for Licensee, the Products in the nonexclusive field of use of "Explosives detection for security applications. (for example, airport security)." UT-BATTELLE agrees to grant no more than two licenses in this nonexclusive field of use.

 2.4 Licensee agrees that any Products for use or sale in the United States shall be manufactured substantially in the United States.

 2.5 Licensee agrees to affix appropriate markings (for example, "Licensed Patent Pending", or "Patent Pending, Licensed from UT-Battelle, LLC.") of the applicable UT-BATTELLE Proprietary Rights (and the fact that UT-BATTELLE was the source of these rights) upon or in association with Licensee's licensed Products and Processes or services and Licensee agrees to use its best efforts to follow any guidance concerning marking of its licensed Products and Processes which UT-BATTELLE may hereafter render and to assure that all those under Licensee's control also mark the licensed Product or Process appropriately.

 3.      Royalties And Commercialization Plan

 3.1 In consideration of the rights and licenses granted herein, Licensee agrees to the provisions of Exhibit B and Exhibit C attached hereto and hereby incorporated into this Agreement by reference.

 3.2 No royalties shall be owing on any Processes used or Products produced for or under any Federal governmental agency contract pursuant to the DOE nonexclusive license for Federal governmental purposes but only to the extent that Licensee can show that the Federal government received a discount on Product sales which discount is equivalent to or greater than the amount of any such royalty that would otherwise be due. Any sales for Federal governmental purposes shall be reported under the Records and Reports Section hereinbelow by providing: (a) a Federal government contract number; (b) identification of the Federal government agency; and (c) a description as to how the benefit of the royalty-free sale was passed onto the Federal government.

 3.3 The royalty provisions of Exhibit B shall be offset by any advances made by Licensee in the Infringement by Third Parties Section hereinbelow.

 3.4 Upon termination of this Agreement for any reason whatsoever, any royalties that remain unpaid shall be properly reported and paid to UT-BATTELLE within thirty (30) days of any such termination.

3.5 The Royalty provisions hereunder and in Exhibit B shall terminate upon the expiration of the Proprietary Rights described in Exhibit A, as may be applicable to any particular Product or Process.

3.6 In addition to the royalties provided in this paragraph, UT-BATTELLE will receive additional compensation of 75 shares of common stock of Licensee, which shares constitutes 7.5% of the outstanding common shares issued by the Licensee. Furthermore, UT-BATTELLE will agree to participate in the execution of a merger/ reorganization agreement with a third party in which UT-BATTELE will receive its pro-rata shares in a stock-for-stock exchange.

 4.      Records and Reports

 4.1 Licensee agrees to keep adequate records of Licensee and Sublicensees in sufficient detail to enable royalties and Sublicensing Revenue payable hereunder to be determined and to provide such records for inspection by authorized representatives of UT-BATTELLE, at any time, upon reasonable advance notice of at least seventy-two (72) hours, during regular business hours of Licensee. Licensee agrees that any additional records of Licensee and Sublicensees, related to sales of Products and Processes, as UT-BATTELLE may reasonably determine are necessary to verify the above records, shall also be provided to UT-BATTELLE for inspection.

 4.2 Within thirty (30) calendar days after the close of each calendar half-year during the term of this Agreement (i.e. January 31 and July 31), Licensee will furnish UT-BATTELLE a written report providing: (a) the aggregate amount of all domestic Net Sales in U.S. Dollars during the preceding calendar half-year period including sales to any Federal governmental agency under Section 3.2 hereinabove and the aggregate amount of all export Net Sales, and if none, Licensee will so indicate; (b) the aggregate amount of royalties due in U.S. Dollars for the preceding calendar half-year period pursuant to the provisions hereof; and (c) the aggregate amount of the royalties due in U.S. Dollars payable to the order of UT-Battelle, LLC pursuant to the report to be transmitted in accordance with the Notices Section hereinbelow.

 4.3 Should Licensee fail to make any payment to UT-BATTELLE within the time period prescribed for such payment, then the unpaid amount shall bear interest at the lesser of (i) the rate of one and one-half percent (1.5%) per month or,
(ii) the greatest amount permitted by law, from the date when payment was due until payment in full, with interest, is made .

 5.      Technical Assistance

 5.1 UT-BATTELLE agrees, upon the written request of Licensee, to use best reasonable efforts and due diligence to assist Licensee in seeking necessary DOE approvals for UT-BATTELLE to provide technical assistance to Licensee at UT-BATTELLE facilities under appropriate agreements. The cost of such technical assistance shall be paid by the Licensee.

 5.2 UT-BATTELLE agrees to permit its employees, within UT-BATTELLE corporate policy guidelines then in effect and subject to DOE requirements then in effect, to provide consulting services to Licensee with reference to Licensee's use and commercial exploitation of the Proprietary Rights as contemplated herein. Licensee shall make payment directly to the individual consultant(s) for all such services.

 6.          Infringement by Third Parties

 6.1 Licensee shall give notice of any discovered third party infringement to UT-BATTELLE. In the event that UT-BATTELLE does not take appropriate action to stop or prevent such infringement within ninety (90) days after receiving such notice and diligently pursue such action, Licensee has the right to take appropriate action to stop and prevent the infringement, including the right to file suit.

 6.2 In the event that Licensee files suit to stop infringement or defends any action against the validity of the patent, Licensee shall indemnify and hold UT-BATTELLE harmless against all liability, expense and costs, including attorneys' fees incurred as a result of any such suit.

 6.3 Licensee may, however, apply all such costs as a reduction of any royalties due and payable to UT-BATTELLE under the terms of this Agreement at such time as verified bills of costs actually incurred are reported to UT-BATTELLE in accordance with the Records and Reports Section hereinabove.

 6.4 In the event Licensee secures a judgment against any third party infringer, after accounting for and paying all of Licensee's costs associated with prosecution of such action as well as paying UT-BATTELLE for any reduction of royalties pursuant to this section, Licensee shall pay UT-BATTELLE its royalties as set forth hereinabove on any balance of proceeds actually received and Licensee shall retain any such remaining balance of proceeds.

 6.5 The parties hereby agree to cooperate with each other in the prosecution of any such legal actions or settlement actions undertaken under this section and each will provide to the other all pertinent data in its possession which may be helpful in the prosecution of such actions; provided, however, that the party in control of such action shall reimburse the other party for any and all costs and expenses in providing data and other information necessary to the conduct of the action.

 6.6 The party having filed such action shall be in control of such action and shall have the right to dispose of such action in whatever reasonable manner it determines to be the best interest of parties hereto, except that any settlement which affects or admits issues of patent validity shall require the advance written approval of UT-BATTELLE.

 7.      Representations and Warranties

 7.1 UT-BATTELLE represents and warrants that Exhibit A contains a complete and accurate listing of all the Proprietary Rights licensed and that UT-BATTELLE has the right to grant the rights, licenses, and privileges granted herein.

 7.2 UT-BATTELLE represents and warrants that UT-BATTELLE has no knowledge of any claims of infringement filed against UT-BATTELLE for practicing the Exhibit A Proprietary Rights anywhere in the world.

 7.3 Except as set forth hereinabove, UT-BATTELLE makes NO REPRESENTATIONS AND WARRANTIES, express or implied, with regard to the infringement of proprietary rights of any third party.

 7.4 Licensee acknowledges that the export of any of the Proprietary Rights from the United States or the disclosure of any of the Proprietary Rights to a foreign national may require some form of license from the U.S. Government. Failure to obtain any required export licenses by Licensee may result in Licensee subjecting itself to criminal liability under U.S. laws.

 8.      Disclaimers

 8.1 Neither UT-BATTELLE, the DOE, nor any persons acting on their behalf shall be responsible for any injury to or death of persons or other living things or damage to or destruction of property or for any other loss, damage, or injury of any kind whatsoever resulting from Licensee's use or sale of any Process, Licensee's manufacture, use, sale or import of any Products or Proprietary Rights, or the manufacture, use, sale or import for Licensee of any Products hereunder.

 8.2 EXCEPT AS SET FORTH HEREINABOVE, NEITHER UT-BATTELLE, THE DOE, NOR PERSONS ACTING ON THEIR BEHALF MAKE ANY WARRANTY, EXPRESS OR IMPLIED: (1) WITH RESPECT TO THE MERCHANTABILITY, ACCURACY, COMPLETENESS, OR USEFULNESS OF ANY SERVICES, MATERIALS, OR INFORMATION FURNISHED HEREUNDER; (2) THAT THE USE OF ANY SUCH SERVICES, MATERIALS, OR INFORMATION WILL NOT INFRINGE PRIVATELY OWNED RIGHTS;
(3) THAT THE SERVICES, MATERIALS, OR INFORMATION FURNISHED HEREUNDER WILL NOT RESULT IN INJURY OR DAMAGE WHEN USED FOR ANY PURPOSE; OR (4) THAT THE SERVICES,

MATERIALS, OR INFORMATION FURNISHED HEREUNDER WILL ACCOMPLISH THE INTENDED RESULTS OR ARE SAFE FOR ANY PURPOSE, INCLUDING THE INTENDED OR PARTICULAR PURPOSE. FURTHERMORE, UT-BATTELLE AND THE DOE HEREBY SPECIFICALLY DISCLAIM ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, FOR ANY PROCESSES USED OR SOLD, PRODUCTS MANUFACTURED, USED, SOLD OR IMPORTED BY, OR PRODUCTS MANUFACTURED, USED, SOLD, DISTRIBUTED, OR IMPORTED FOR LICENSEE. NEITHER UT-BATTELLE NOR THE DOE SHALL BE LIABLE FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES IN ANY EVENT.

 8.3 Licensee agrees to indemnify UT-BATTELLE, the DOE, and persons acting on their behalf for all damages, costs, and expenses, including attorney's fees, arising from, but not limited to, Licensee's making, using, selling, distributing, or importing of, or the making, using, selling, distributing or importing on behalf of Licensee any Proprietary Rights or Products and Processes, in whatever form furnished hereunder, except for damages, costs and expenses arising out of UT-BATTELLE's gross negligence or willful misconduct.

 9.      Term of Agreement and Early Termination

 9.1 This Agreement shall run for the life of the last-to-expire of the Proprietary Rights.

 9.2 Either Party shall have the right to terminate this Agreement without judicial resolution upon notice to the other Party after a breach of any provision by the other Party has gone uncorrected for sixty (60) days after the other Party has been notified in writing of such breach. In the event of a breach, either Party shall have the right to all remedies available at law.

 9.3 This Agreement shall terminate automatically upon the extinguishment of all of the Exhibit A Proprietary Rights, for any reason.

 9.4 Licensee shall provide notice to UT-BATTELLE of its intention to file a voluntary petition in bankruptcy or of another party's intention to file an involuntary petition in bankruptcy for Licensee. Licensee's failure to provide

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

such notice to UT-BATTELLE of such intentions shall be deemed a material, pre-petition, incurable breach of this Agreement.

 9.5 If Licensee duly notifies UT-BATTELLE, pursuant to the provisions of the Infringement by Third Parties Section hereinabove, that: (1) an infringement of the Exhibit A Proprietary Rights by a third party has occurred; (2) such infringement has continued for a period in excess of two (2) years from such notification; and (3) such infringement has caused injury to Licensee in excess of the amount of royalties paid by Licensee during said two (2) year period, then Licensee may terminate this Agreement upon sixty (60) days notice to UT-BATTELLE.

 9.6 UT-BATTELLE acknowledges that the Licensee, upon execution of this License Agreement will participate in a re-organization or merger wherein a third party will acquire the rights under this License Agreement; And this transaction will not be a breach of this Agreement and UT-BATTELLE will not have the right to terminate this Agreement based on such re-organization or merger.

 9.7 Except as provided in section 9.5 and 9.6 above, in the event of a sale to a party succeeding to substantially all of the assets of the Licensee which relate to the subject matter of this Agreement and subject to execution of a substantially similar copy of this Agreement whereby the succeeding party accepts all terms and conditions hereof, this Agreement shall automatically terminate upon any attempt by Licensee to transfer its interest, in whole or in part, in this Agreement to any other party.

 9.8 The Parties agree that, except as provided in section 9.5 and 9.6 above, UT-BATTELLE, at its sole discretion, may immediately terminate this Agreement upon any attempt by Licensee to transfer its interest in whole or in part in this Agreement to any other party without prior written approval by UT-BATTELLE.

 9.9 The Parties agree that Licensee, if not then in breach of any portion of Exhibit B of this Agreement, may voluntarily terminate this Agreement upon sixty
(60) days notice to UT-BATTELLE and payment to UT-BATTELLE of a pro rata share of any minimum royalty due UT-BATTELLE in the year of such termination.

10.      Rights of Parties After Termination

10.1 Neither Party shall be relieved of any obligation or liability under this Agreement arising from any act or omission committed prior to the effective date of such termination.

10.2 From and after any termination of this Agreement, Licensee shall have the right to sell any Products that Licensee had already manufactured prior to termination, provided that all royalties and reports required hereinabove shall be submitted to UT-BATTELLE.

10.3 From and after any termination of this Agreement, Licensee shall not manufacture nor have manufactured any Products pursuant to this Agreement.

10.4 The rights and remedies granted herein, and any other rights or remedies which the parties may have, either at law or in equity, are cumulative and not exclusive of others. On any termination, Licensee shall duly account to UT-BATTELLE and transfer to it all rights to which UT-BATTELLE may be entitled under this Agreement.

10.5 Termination of this Agreement under any of the provisions herein shall terminate all sublicenses which may have been granted by Licensee, provided that any Sublicensee may elect to continue its sublicense by advising UT-BATTELLE in writing, within sixty (60) days of the Sublicensee's receipt of written notice of such termination, of its election, and of its agreement to assume, in respect to UT-BATTELLE, all the obligations (including obligations for payment) contained in its sublicensing agreement with Licensee. Any sublicense granted by Licensee shall contain substantially similar provisions to those contained in this Agreement.

11.      Force Majeure

11.1 No failure or omission by UT-BATTELLE or by Licensee in the performance of any obligation under this Agreement shall be deemed a breach of this Agreement or create any liability if the same shall arise from acts of God; acts or omissions of any government or agency thereof, compliance with rules, regulations, or orders of any governmental authority; fire; storm; flood; earthquake; accident; acts of the public enemy; war; rebellion; insurrection; riot; sabotage; invasion; quarantine; restriction; strikes; failures or delays in transportation; or inability to obtain materials due to the aforementioned events.

12.      Notices

12.1 All notices and reports shall be addressed to the parties hereto as follows:

         If to UT-BATTELLE:
         Business Manager-Technology Transfer                    Facsimile No.
         UT-Battelle, LLC                                        (865) 576-9465
         Post Office Box 2008                                    Voice
         Oak Ridge, Tennessee 37831-6499                         (865) 574-4495

         If to Licensee:
         President                                               Facsimile No
         Micro Sensor Technologies, Inc.                         (813) 754-2383
         202 South Wheeler Street                                Voice
         Plant City, Florida  33566                              (813) 754-4330

12.2     All minimums or royalty payments due UT-BATTELLE shall be sent to:

         UT-Battelle, LLC
         Royalty Account
         P. O. Box 888071
         Knoxville, TN 37995-8071

12.3 Any notice, report or any other communication required or permitted to be given by one Party to the other Party by this Agreement shall be in writing and either (a) served personally on the other Party, (b) sent by express, registered or certified first-class mail, postage prepaid, addressed to the other Party at its address as indicated above, or to such other address as the addressee shall have previously furnished to the other Party by proper notice, or (c) delivered by commercial courier to the other Party.

13.      Non-Abatement of Royalties

13.1 UT-BATTELLE and Licensee acknowledge that certain of the Proprietary Rights

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

may expire prior to the conclusion of the term of this Agreement; however, UT-BATTELLE and Licensee agree that the royalty rates provided for hereinabove shall be uniform and undiminished, except as otherwise provided pursuant to this Agreement.

14.      Waivers

14.1 The failure of either Party at any time to enforce any provision of this Agreement or to exercise any right or remedy shall not be construed to be a waiver of such provisions or of such rights or remedy or the right of that Party thereafter to enforce each and every provision, right, or remedy.

15.      Modifications

15.1 It is expressly understood and agreed by the parties hereto that this instrument contains the entire agreement between the parties with respect to the subject matter hereof and that all prior representations, warranties, or agreements relating hereto have been merged into this document and are thus superseded in totality by this Agreement. This Agreement may be amended or modified only by a written instrument signed by the duly authorized representatives of both of the parties.

16.      Headings

16.1 The headings for the sections set forth in this Agreement are strictly for the convenience of the parties hereto and shall not be used in any way to restrict the meaning or interpretation of the substantive language of this Agreement.


17.      Law

17.1 This Agreement shall be construed according to the laws of the State of Tennessee and the United States of America.

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

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed in their respective names by their duly authorized representatives.

"UT-BATTELLE"
UT-Battelle, LLC.

By:     /s/ Janis E. Haerer
    -------------------------------------------------------------------

Name: Janis E. Haerer
      -----------------------------------------------------------------

Title:       Director
      -----------------------------------------------------------------
       Technology Transfer and Economic Development

Date:            3/21/01
      -----------------------------------------------------------------





"Licensee"
Micro Sensor Technologies, Inc.


By:   /s/ Uwe Reischl
    -------------------------------------------------------------------

Name:        Uwe Reischl, Ph.D., M.D.
     ------------------------------------------------------------------

Title:        President
      -----------------------------------------------------------------

Date:            3/26/01
      -----------------------------------------------------------------

                          EXHIBIT A, PROPRIETARY RIGHTS


1. U.S. Patent Serial Number 5,445,008 entitled "Microbar Sensor," issued on August 29, 1995. Inventors: Thomas Thundat, Eric Wachter.

2. U.S. Patent Serial Number 5,719,324 entitled "Microcantilever Sensor," issued February 17, 1998. Inventors: Thomas Thundat, Eric Wachter.

3. U.S. Patent Serial Number 5,918,263, entitled "Microcantilever Detector for Explosives," issued June 29, 1999.
Inventor:  Thomas Thundat.




















                                                      Initials

                                                      UT-BATTELLE:   /s/ JEH
                                                   -----------------------------

                                                      Date:          3/21/01
                                                   -----------------------------

                                                      Licensee:       /s/ UR
                                                   -----------------------------

                                                      Date:           3/26/01
                                                   -----------------------------

                    EXHIBIT B1, EXECUTION FEE, ROYALTIES AND
                        MINIMUM ANNUAL ROYALTIES AMOUNTS

1. In consideration of the rights granted by UT-BATTELLE herein, Licensee agrees to issue to UT-Battelle shares of stock in Licensee, at the time of execution of this Agreement. These shares will represent an ownership interest equal to seven and one-half percent (7.5%) of the total equity in Licensee. UT-BATTELLE is free to sell its third party shares received as a result of a subsequent stock-for-stock merger between Licensee and a third party at any time to any individual, institution, or corporate investor, however, subject to any restrictions on the sale of such shares as contained in Rule 144 promulgated under the Securities Act of 1933, as amended.

2. The Royalty Rate shall be two and one-half percent (2.5%) of Net Sales of Products. If Licensee establishes and maintains a facility (for R&D, manufacturing or assembly) within 25 miles of the corporate city limits of Oak Ridge, Tennessee, the Royalty Rate shall be reduced to one and one-half percent (1.5%) of Net Sales.

3.  The minimum annual royalties shall be calculated as follows:

If, by each anniversary (as shown below) of the effective date of this Agreement and each year thereafter during the terms of this Agreement, the royalties shall not equal the minimum annual royalty amount as shown, then Licensee shall pay the difference between the amount of actual royalties paid and the minimum annual royalty within thirty (30) days of said anniversary date.

             Anniversary                                Minimum Annual Royalty
             -----------                                ----------------------
                3rd                                             $5,000
                4th                                             $10,000
                5th                                             $15,000
                6th                                             $20,000
                7th year and each year thereafter               $25,000
                    during the term of this Agreement

                        EXHIBIT B2, SUBLICENSE ROYALTIES

             In order to maximize the commercialization of the "Products" and UT-BATTELLE's overall income from this Agreement, for sublicenses granted to third parties, Licensee agrees to pay UT-BATTELLE a "Sublicense Royalty" of fifty percent (50%) of the total "Sublicensing Revenue" owed Licensee under said sublicenses. The Sublicense Royalty paid to UT-Battelle by Licensee shall not be less than the royalties that would be due to UT-Battelle if the same sales of Products had been made by Licensee.







                                   N O T I C E

             This Exhibit contains financial and commercial information that is BUSINESS CONFIDENTIAL and the parties hereby agree not to use or disclose this Exhibit to any third party without the advance written approval of the other Party hereto, except to those necessary to enable the parties to perform under this Agreement or as may be required by the UT-BATTELLE contract with the DOE under the same restrictions as set forth herein.





                                                    Initials

                                                    UT-BATTELLE:   /s/ JEH
                                                --------------------------------

                                                    Date:          3/21/01
                                                --------------------------------

                                                    Licensee:      /s/ UR
                                                --------------------------------

                                                    Date:          3/26/01
                                                --------------------------------

                EXHIBIT C, DEVELOPMENT AND COMMERCIALIZATION PLAN


             Licensee agrees to invest in the development of technology and market for Products and Processes by committing Licensees resources, at a minimum, to the following requirements:

             1) A minimum of $20,000 will be committed during the first year for concept development.

             2) Approximately $100,000 will be committed for prototype development at Oak Ridge National Laboratory.

             3) Within six (6) months from the first anniversary of this Agreement, Licensee agrees to submit a business plan to UT-Battelle for the commercialization of this technology.

             Progress and substantiation of Licensee meeting these requirements shall be provided to UT-BATTELLE in the form of a written report to be presented at a meeting between the parties to be held at the mutual convenience of said parties but no later than the first anniversary and each anniversary thereafter of the effective date thereof.


                                   N O T I C E

             This Exhibit contains financial and commercial information that is BUSINESS CONFIDENTIAL and the parties hereby agree not to use or disclose this Exhibit to any third party without the advance written approval of the other Party hereto, except to those necessary to enable the parties to perform under this Agreement or as may be required by the UT-BATTELLE contract with the DOE under the same restrictions as set forth herein.






                                                  Initials

                                                  UT-BATTELLE:    /s/ JEH
                                                --------------------------------

                                                  Date:           3/21/01
                                                --------------------------------

                                                  Licensee:      /s/ UR
                                                --------------------------------

                                                  Date:          3/26/01
                                                --------------------------------